                                                                     Exhibit (3)

                        SUMMARY OF PRO FORMA ADJUSTMENTS
                     FOR THE FISCAL YEAR ENDED MARCH 31, 1998

--------- -------------------------------------------------------------------------- -------------
  Adj.                            Description of Adjustment                             Amount
  Ref.
--------- -------------------------------------------------------------------------- -------------
      A)  Cash savings from a decrease in the salary paid to the former President        350,000
          and majority  stockholder of KRL

          Cash savings from the add-back of distributions paid to the majority           602,202
          stockholder of KRL

          Cash savings from the cancellation of a fulfillment services contract          270,000

          Excess cash from the acquisition financing                                     343,511

          One year's interest payable to GE Capital Corp., who provided a portion      (125,464)
          of the acquisition financing

          Cost savings realized as a result of efficiencies gained as if the acquisition had taken place in the prior fiscal year:
                Purchases of raw materials                                               975,000
                Overtime wages                                                           250,000
                Professional fees and insurance costs                                    175,000

          Interest paid on 12% convertible debentures issued in connection with        (480,000)
          acquisition financing

          Reclassification of cash overdraft balances                                   (90,417)

                                                                                    -------------
                                                                                       2,269,832
                                                                                    =============

      B)  Elimination of intercompany receivable and payable balances                    (5,707)
          Adjustment to decrease reserve for losses from accounts receivable on
          the books and records of KRL                                                   207,000
                                                                                    -------------
                                                                                         201,293
                                                                                    =============

      C)  Bump-up in fixed assets to fair market value as a result of an allocation of the excess of the purchase price over the net assets of
          KRL acquired                                                                   340,928
                                                                                    =============

      D)  Depreciation  adjustment for bump-up in fixed assets noted in adjustment
          C. above                                                                        48,704
                                                                                    =============

      E)  Goodwill arising from the purchase of net assets of KRL                      6,101,849
          Amortization of the goodwill                                                 (406,790)
                                                                                    =============
                                                                                       5,695,059
                                                                                    =============

      F)  Deferred interest portion of the notes payable to the sellers of KRL
                                                                                         607,853
                                                                                    =============


                                                                     EXHIBIT (3)

                           SUMMARY OF PRO FORMA ADJUSTMENTS
                       FOR THE FISCAL YEAR ENDED MARCH 31, 1998
                                    (CONTINUED)

--------- -------------------------------------------------------------------------- -------------
  Adj.                            Description of Adjustment                             Amount
  Ref.
--------- -------------------------------------------------------------------------- -------------

      G)  Current portion of term loan payable to GE Capital Corp., who provided         140,349
          a portion of the acquisition funding

          Current portion of the notes payable to the sellers of KRL                     600,000

          Income tax savings resulting from the utilization of the  existing Net       (133,008)
          Operating Losses Carryforwards of the Registrant

          Payment to release tax liens of the Registrant made upon closing of the      (174,058)
          KRL acquisition

          Reclassification of cash overdraft balances (See A. above)                    (90,417)
                                                                                    =============
                                                                                         342,866
                                                                                    =============

      H)  Long-term  portion of the term loan  payable to GE  Capital  Corp.,  who
          provided a portion of the acquisition financing                              1,159,651
                                                                                    =============

      I)  Long-term portion of the notes payable to the sellers of KRL                 3,400,000
                                                                                    =============

      J)  12% convertible debentures issued in connection with a private offering; the proceeds of which were used to finance a portion of the
          acquisition of KRL                                                           4,000,000
                                                                                    =============

      K) Elimination of the retained earnings of KRL in accordance with the Generally Accepted Accounting Principles which govern the accounting treatment of a business combination accounted for as a Purchase

                                                                                     (1,721,801)

          Net effect on accumulated deficit of the pro forma adjustments herein
                                                                                       1,901,252
                                                                                    =============
                                                                                         179,451
                                                                                    =============

      L)  Elimination of the common stock of KRL in accordance with K. above
                                                                                        (10,000)
                                                                                    =============

                                                                     EXHIBIT (3)

                           SUMMARY OF PRO FORMA ADJUSTMENTS
                       FOR THE FISCAL YEAR ENDED MARCH 31, 1998
                                    (CONCLUDED)

--------- -------------------------------------------------------------------------- -------------
  Adj.                            Description of Adjustment                             Amount
  Ref.
--------- -------------------------------------------------------------------------- -------------

      M)  One year's  depreciation  adjustment  for the bump-up in fixed assets as
          noted in adjustment C. above                                                    48,704

          Loss from the discontinuation of a division of KRL                           (600,000)

          Cost savings realized as a result of efficiencies gained as if the acquisition had taken place in the prior fiscal year:
                Purchases of raw materials                                             (975,000)
                Overtime wages                                                         (250,000)

          Cancellation of a fulfillment services contract (See A. above)               (270,000)
                                                                                    =============
                                                                                     (2,046,296)
                                                                                    =============

      N)  Cost  savings  realized as a result of the  acquisition,  as noted in A.
          and M. above:
                Decrease in the salary of the former President and majority
                   stockholder of KRL                                                  (350,000)
                Professional fees and insurance costs                                  (175,000)

          Adjustment to decrease reserve for losses from accounts receivable as
          noted in adjustment B. above                                                 (207,000)

                                                                                    -------------
                                                                                       (732,000)
                                                                                    =============

      O) Interest expense accrued on the debt issued for the financing related to the acquisition:

                Interest on the 12% convertible debentures                               480,000
                Interest on the term loan payable to GE Capital Corp.                    125,464
                                                                                    =============
                                                                                         605,464
                                                                                    =============
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